                                                                 Exhibit (10)(b)

================================================================================


                              OPERATING AGREEMENT
                                      FOR
                   FIRST AMERICAN REAL ESTATE SOLUTIONS LLC,
                     A CALIFORNIA LIMITED LIABILITY COMPANY


                                  By and Among

             FIRST AMERICAN REAL ESTATE INFORMATION SERVICES, INC.,
              FIRST AMERICAN APPRAISAL CONSULTING SERVICES, INC.,
                    FIRST AMERICAN APPRAISAL SERVICES, INC.,
                          FIRST AMERICAN CREDCO, INC.,
                      FIRST AMERICAN FIELD SERVICES, INC.,
                   FIRST AMERICAN FLOOD DATA SERVICES, INC.,
                    FIRST AMERICAN PROPERTY SERVICES, INC.,
                 FIRST AMERICAN REAL ESTATE TAX SERVICE, INC.,
                            PASCO ENTERPRISES, INC.,
                          PRIME CREDIT REPORTS, INC.,
               PROPERTY FINANCIAL SERVICES OF NEW ENGLAND, INC.,
                            DOCS ACQUISITION CORP.,
                   STRATEGIC MORTGAGE SERVICES, INC. (TEXAS)

                                      and

                      EXPERIAN INFORMATION SOLUTIONS, INC.


                         Dated as of November 30, 1997


================================================================================

                              TABLE OF CONTENTS/1/
                              --------------------

                                                                            Page
                                                                            ----

                                   ARTICLE I
                         DEFINED TERMS; CONSTRUCTION  ......................  2

     1.01.  Defined Terms ..................................................  2
            ------------
     1.02.  Construction ...................................................  6
            ------------

                                   ARTICLE II
                           ORGANIZATIONAL MATTERS  .........................  7

     2.01.   Formation of the Company.......................................  7
             ------------------------
     2.02.   Capital Contributions; Membership Interests....................  7
             -------------------------------------------
     2.03.   Name of the Company............................................  8
             -------------------
     2.04.   Effectiveness; Term............................................  9
             -------------------
     2.05.   Principal Office and Registered Agent..........................  9
             -------------------------------------
     2.06.   Addresses of the Members and the Managers......................  9
             -----------------------------------------
     2.07.   Purpose and Business of the Company............................  9
             -----------------------------------

                                  ARTICLE III
                                 THE MEMBERS................................  9

     3.01.   Limited Liability..............................................  9
             -----------------
     3.02.   Admission of Additional Members................................  9
             -------------------------------
     3.03.   Termination of Membership Interest.............................  9
             ----------------------------------
     3.04.   Absence of Management Powers...................................  9
             ----------------------------
     3.05.   Unanimous Consent of Members................................... 10
             ----------------------------

                                   ARTICLE IV
                    MANAGEMENT COMMITTEE; MAJOR DECISIONS................... 10

     4.01.   Management By Management Committee............................. 10
             ----------------------------------
     4.02.   Management Committee Representation; Officers.................. 10
             ---------------------------------------------
     4.03.   Major Decisions................................................ 11
             ---------------
     4.04.   Acquisition Approval; Additional Capital....................... 13
             ----------------------------------------
     4.05.   Voluntary Loans................................................ 14
             ---------------

                                   ARTICLE V
          ALLOCATIONS OF NET PROFITS AND NET LOSSES; DISTRIBUTIONS.......... 15

     5.01.   Allocations of Net Profit and Net Loss......................... 15
             --------------------------------------
     5.02.   Special Allocations............................................ 15
             -------------------
     5.03.   Code Section 704(c) Allocations................................ 17
             -------------------------------

---------------------------
/1/ This Table of Contents is provided for convenience only, and does not form a part of the attached Operating Agreement.

                                      (i)

     5.04.   Allocations of Net Profits and Losses and Distributions
             -------------------------------------------------------
             in Respect of a Transferred Interest........................... 17
             ------------------------------------
     5.05.   Distributions by the Company................................... 18
             ----------------------------
     5.06.   Form of Distribution........................................... 18
             --------------------
     5.07.   Restriction on Distributions................................... 19
             ----------------------------
     5.08.   Return of Distributions........................................ 19
             -----------------------

                                   ARTICLE VI
                  MEMBERSHIP INTEREST TRANSFER RESTRICTIONS................. 19

     6.01.   Transfer Restrictions.......................................... 19
             ---------------------
     6.02.   Further Restrictions on Transfer of Interests.................. 20
             ---------------------------------------------
     6.03.   Void Transfer.................................................. 20
             -------------
     6.04.   Permitted Transfers............................................ 20
             -------------------
     6.05.   Third-Party Offers............................................. 21
             ------------------

                                  ARTICLE VII
                           BUSINESS OPPORTUNITIES........................... 22

     7.01.   Business Opportunities......................................... 22
             ----------------------

                                  ARTICLE VIII
                      CONSEQUENCES OF DISSOLUTION EVENTS;
                     TERMINATION OF MEMBERSHIP INTEREST..................... 23

     8.01.   Dissolution Event.............................................. 23
             -----------------
     8.02.   Withdrawal..................................................... 23
             ----------
     8.03.   Purchase Price................................................. 23
             --------------
     8.04.   Notice of Intent to Purchase................................... 23
             ----------------------------
     8.05.   Purchase Pro Rata.............................................. 23
             -----------------
     8.06.   Winding Up the Company......................................... 24
             ----------------------
     8.07.   Final Statement................................................ 24
             ---------------

                                   ARTICLE IX
             BOOKS AND RECORDS; TAX RETURNS; ACCESS BY MEMBERS.............. 24

     9.01.   Company Books and Records...................................... 24
             --------------------------
     9.02.   Tax Returns.................................................... 24
             -----------

                                   ARTICLE X
                                MISCELLANEOUS............................... 26

     10.01.  Specific Performance........................................... 26
             --------------------
     10.02.  Amendments and Modifications................................... 26
             ----------------------------
     10.03.  Notices........................................................ 26
             -------
     10.04.  Attorneys' Fees................................................ 27
             ---------------
     10.05.  Further Assurances............................................. 27
             ------------------
     10.06.  Counterparts................................................... 27
             ------------
     10.07.  Governing Law.................................................. 27
             -------------
     10.08.  Successors..................................................... 27
             ----------
     10.09.  Severability................................................... 28
             ------------

                                      (ii)

     10.10. Entire Agreement................................................ 28
            ----------------
     10.11. Confidentiality................................................. 28
            ---------------

                                   SCHEDULES

Schedule 1          Officers
Schedule 2          Approved Transactions
Schedule 3          Existing Borrowing Facilities

                                     (iii)

                              OPERATING AGREEMENT
                                      FOR
                   FIRST AMERICAN REAL ESTATE SOLUTIONS LLC,
                     A CALIFORNIA LIMITED LIABILITY COMPANY


     OPERATING AGREEMENT FOR FIRST AMERICAN REAL ESTATE SOLUTIONS LLC, a California limited liability company (the "Company"), dated as of November 30, 1997, by and among FIRST AMERICAN REAL ESTATE INFORMATION SERVICES, INC., a California corporation ("FAREISI"), FIRST AMERICAN APPRAISAL CONSULTING SERVICES, INC., a California corporation ("FAREISI Subsidiary 1"), FIRST AMERICAN APPRAISAL SERVICES, INC., a California corporation ("FAREISI Subsidiary 2"), FIRST AMERICAN CREDCO, INC., a Washington corporation ("FAREISI Subsidiary 3"), FIRST AMERICAN FIELD SERVICES, INC., a New Jersey corporation ("FAREISI Subsidiary 4"), FIRST AMERICAN FLOOD DATA SERVICES, INC., a Texas corporation ("FAREISI Subsidiary 5"), FIRST AMERICAN PROPERTY SERVICES, INC., a New York corporation ("FAREISI Subsidiary 6"), FIRST AMERICAN REAL ESTATE TAX SERVICE, INC., a Florida corporation ("FAREISI Subsidiary 7"), PASCO ENTERPRISES, INC., a Texas corporation ("FAREISI Subsidiary 8"), PRIME CREDIT REPORTS, INC., a California corporation ("FAREISI Subsidiary 9"), PROPERTY FINANCIAL SERVICES OF NEW ENGLAND, INC., a Delaware corporation ("FAREISI Subsidiary 10"), DOCS ACQUISITION CORP., a Nevada corporation ("DOCS"), STRATEGIC MORTGAGE SERVICES, INC. (TEXAS), a Texas corporation ("SMS") and EXPERIAN INFORMATION SOLUTIONS, INC., an Ohio corporation ("EXPERIAN").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, pursuant to that certain Contribution and Joint Venture Agreement, dated as of November 30, 1997 (the "JV Agreement"), by and among The First American Financial Corporation, a California corporation ("FAFCO"), FAREISI, FAREISI Subsidiary 1, FAREISI Subsidiary 2, FAREISI Subsidiary 3, FAREISI Subsidiary 4, FAREISI Subsidiary 5, FAREISI Subsidiary 6, FAREISI Subsidiary 7, FAREISI Subsidiary 8, FAREISI Subsidiary 9, FAREISI Subsidiary 10, DOCS, SMS, (FAREISI, the foregoing FAREISI Subsidiaries, DOCS and SMS, collectively, the "FAFCO Members") and EXPERIAN, the parties thereto have agreed that the FAFCO Members and EXPERIAN shall become the joint owners of the Company which is being formed hereunder to own and operate the combined FAREISI Business and RES Business (each such term used herein as defined in the JV Agreement);

     WHEREAS, in furtherance of the transactions contemplated in the JV Agreement, the Company, the FAFCO Members and EXPERIAN desire to define in this Agreement certain of their rights, duties and obligations with respect to the ownership, operation and management of the Company;

     NOW, THEREFORE, in order to carry out their intent as expressed above, and in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto hereby covenant and agree as follows:

                                   ARTICLE I
                          DEFINED TERMS; CONSTRUCTION

         1.011. Defined Terms. As used in this Agreement, the following terms
                -------------
shall have the following meanings:

     "Act" means the Beverly-Killea Limited Liability Company Act, codified in the California Corporations Code, Section 17000 et seq., as the same may be
                                                -- ---
amended from time to time.

     "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the applicable Fiscal Year after (i) crediting thereto any amounts which such Member is, or is deemed to be, obligated to restore pursuant to Treasury Regulations (S) 1.704-2(g)(1) and (S) 1.704-2(i)(5) and (ii) debiting such Capital Account by the amount of the items described in Treasury Regulations (S) 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation (S) 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Affiliate" has the meaning given thereto in Section 1.01 of the JV Agreement.

     "Agreement" means this Operating Agreement, as the same may be amended, modified and/or supplemented from time to time.

     "Articles" means the Articles of Organization for the Company originally filed with the California Secretary of State and as amended from time to time.

     "Bankruptcy" means, with respect to any Person, the occurrence of one or more of the following events: (i) such Person commences a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); (ii) an involuntary case is commenced against such Person and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of, such Person; (iv) such Person commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect; (v) there is commenced against such Person any such proceeding which remains undismissed for a period of 60 days; (vi) such Person is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (vi) such Person suffers the appointment of a custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; (vii) such Person makes a general assignment for the benefit of creditors; or (viii) any corporate or partnership action is taken by such Person for the purpose of effecting any of the foregoing.

     "Business Day" shall mean any day, excluding Saturday, Sunday or any day which shall be a legal holiday in the State of California.

     "By-Laws" means the By-Laws as initially adopted by the Management Committee and as the same may be amended from time to time.

     "Capital Account" means with respect to any Member the capital account which the Company establishes and maintains for such Member pursuant to Section 2.02(b).

     "Capital Contribution" means, with respect to any Member, the total amount of cash and the fair market value of property contributed (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code) to the Company by such Member.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, the provisions of any succeeding law.

     "Company" has the meaning given thereto in the introductory paragraph of this Agreement.

     "Company Development Opportunity" means any business opportunity related to real estate lending specifically involving the acquisition, development, construction, operation or management of merged credit reporting, appraisal services, flood compliance, real estate tax reporting, tax certification, tax outsourcing, mortgage assignments, tax valuation, real property field services and real estate transaction document preparation.

     "Company Minimum Gain" has the meaning given to the term "partnership minimum gain" in the Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

     "Corporations Code" means the California Corporations Code, as amended from time to time, and the provisions of succeeding law.

     "Dissolution Event" means, with respect to any Member, the withdrawal from this Agreement, the Bankruptcy, the dissolution or the termination of such Member.

     "Distributable Cash" means the amount of cash which the Management Committee deems available for distribution to the Members, taking into account all debts, liabilities, and obligations of the Company then due, and working capital and other amounts which the Management Committee deems necessary for the Company's business or to place into reserves for customary and usual claims with respect to such business.

     "Effective Time" has the meaning given thereto in Section 1.01 of the JV Agreement.

     "EXPERIAN" has the meaning given thereto in the first WHEREAS clause of this Agreement.

     "Experian Managers" has the meaning given thereto in Section 4.02(a) hereof.

     "FAFCO" has the meaning given thereto in the first WHEREAS clause of this Agreement.

     "FAFCO Managers" has the meaning given thereto in Section 4.02(a) hereof.

     "FAFCO Members" has the meaning given thereto in the first WHEREAS clause of this Agreement.

     "Fiscal Year" means the Company's fiscal year, which shall be the calendar year.

     "Former Member" has the meaning given thereto in Section 8.01 hereof.

     "Former Member's Interest" has the meaning given thereto in Section 8.01 hereof.

     "GAAP" means generally accepted accounting principles in the United States of America applied on a consistent basis and reasonable under the circumstances.

     "JV Agreement" has the meaning given thereto in the first WHEREAS clause of this Agreement.

     "Major Decision" has the meaning given thereto in Section 4.03 hereof.

     "Manager" has the meaning given thereto in Section 4.01 hereof.

     "Management Committee" means the Management Committee of the Company.

     "Member" means each Person who is an initial signatory to this Agreement or has been admitted to the Company as a Member in accordance with the Articles or this Agreement and has not become the subject of a Dissolution Event or ceased to be a Member in accordance with Article VIII or for any other reason.

     "Member Minimum Gain" shall mean an amount, determined in accordance with Regulations Section 1.704-2(i)(3) with respect to any Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability.

     "Member Nonrecourse Debt" has the meaning given to the term "partner nonrecourse debt" in Regulations Section 1.704-2(b)(4).

     "Member Nonrecourse Deductions" has the meaning given to the term "partner nonrecourse deductions" in Regulations Section 1.704-2(i).

     "Membership Interest" means a Member's entire interest in the Company, including, without limitation, the right to receive distributions of the Company's assets and allocations of income, gain, loss, deduction, credit and similar items from the Company pursuant to this Agreement and the Act, the right to vote on or participate in the management, and the right to receive information concerning the business and affairs, of the Company.

     "Net Profits" and "Net Losses" mean, for any Fiscal Year, the net income or net loss, respectively, of the Company for such Fiscal Year.

     "Nonrecourse Deduction" has the meaning given to such term in Regulations
Section 1.704-2(b)(1).

     "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(2).

     "Offer" has the meaning given thereto in Section 6.04(c) hereof.

     "Offered Interest" has the meaning given thereto in Section 6.04(c) hereof.

     "Offering Price" has the meaning given thereto in Section 6.04(c) hereof.

     "Offer Notice" has the meaning given thereto in Section 6.04(c) hereof.

     "Offer Rejection" has the meaning given thereto in Section 6.04(d) hereof.

     "Offer Terms" has the meaning given thereto in Section 6.04(c) hereof.

     "Percentage Interest" means, with respect to a Member, the percentage set forth in Section 2.02(f) with respect to such Member, as such percentage may be adjusted from time to time pursuant to the terms of this Agreement.

     "Permitted Transfer" has the meaning given thereto in Section 6.04(a) hereof.

     "Permitted Transferee" has the meaning given thereto in Section 6.04(a) hereof.

     "Person" means and includes any individual, partnership, association, joint stock company, joint venture, corporation, trust, limited liability company, unincorporated organization or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "Prime Rate" means, as of any date of determination, the per annum rate of interest specified as the Prime Rate in the Wall Street Journal published on such date, provided that for any date on which the Wall Street Journal is not
           --------
published, "Prime Rate" means the per annum rate of interest specified as the Prime Rate in the Wall Street Journal last published before such date.

     "Proposed Transferee" has the meaning given thereto in Section 6.04(c) hereof.

     "Regulations" shall, unless the context clearly indicates otherwise, mean the regulations in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

     "Remaining Members" has the meaning given thereto in Section 8.01 hereof.

     "Requested Amount" has the meaning given thereto in Section 4.04(b) hereof.

     "RES Data" has the meaning given thereto in the Data License Agreement in the form of Exhibit D to the JV Agreement.

     "Secretary" means the Secretary of the Company appointed by the Management Committee.

     "Tax Matters Member" has the meaning given thereto in Section 9.02(b) hereof.

     "Third-Party Offer" has the meaning given thereto in Section 6.05 hereof.

     "Third-Party Terms" has the meaning given thereto in Section 6.05 hereof.

     "Trademark License Agreement" means the Trademark License Agreement in substantially the form of Exhibit G to the JV Agreement.

     "Transfer" means any sale, transfer, assignment, donation, pledge, hypothecation, encumbrance or other disposition in any manner whatsoever, voluntarily or involuntarily, including, without limitation, any attachment, assignment for the benefit of creditors or transfer by operation of law or otherwise.

     "Transfer Notice" has the meaning given thereto in Section 6.04(e) hereof.

     "Voluntary Loans" has the meaning given thereto in Section 4.05(a) hereof.

     "$3MM Note" has the meaning given thereto in Section 1.01 of the JV Agreement.

     "$25MM Note" has the meaning given thereto in Section 1.01 of the JV Agreement.

     1.012. Construction.
            ------------

     (a) To the fullest extent permissible, each of the FAFCO Members, EXPERIAN and the Company hereby waives such provisions of the California Corporations Code as are inconsistent with the terms hereof.

     (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, subsection and Schedule references are to this Agreement unless otherwise specified.

     (c) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

     (d) The meanings given to terms used herein shall be equally applicable to both the singular and plural forms of such terms.

     (e) The Table of Contents hereto and the Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     (f) This Agreement is the result of negotiations among and have been reviewed by counsel to the Members and is the product of all the Members. Accordingly, this Agreement shall not be construed against any Member merely because of such Member's involvement in its preparation.


                                  ARTICLE II
                             ORGANIZATIONAL MATTERS

     2.021. Formation of the Company.  The Members have formed a California
            ------------------------
limited liability company under the laws of the State of California by filing the Articles with the California Secretary of State and entering into this Agreement, which Agreement shall at the Effective Time be deemed effective as of the date the Articles were so filed. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

     2.022. Capital Contributions; Membership Interests.
            -------------------------------------------

     (a) Each Member or an Affiliate of such Member shall contribute to the Company the assets and liabilities described in Section 2.02 of the JV Agreement as its respective initial Capital Contribution. No Member shall be required to make any additional Capital Contributions; provided, however, that the Members
                                           --------  -------
may be permitted to make additional Capital Contributions if and to the extent they so desire, in accordance with the provisions of Section 4.04.

     (b) The Company shall establish and maintain a separate Capital Account for each Member in accordance with Regulations Section 1.704-1(b)(2)(iv). Each Member shall receive a credit to its Capital Account in the amount of (i) the amount of any Capital Contribution made in cash, (ii) the fair market value (net of liabilities that the Company is considered to assume, or take subject to, under Section 752 of the Code) of any Capital Contribution made in property other than cash, and (iii) allocations to such Member of Net Profits. Each Member's Capital Account shall be debited with (i) the amount of any cash and the fair market value of property distributed to such Member (net of liabilities that such Member is considered to assume or take subject to Section 752 of the
Code), all as may be determined in accordance with this Agreement, and (ii) allocations of Net Losses. If a Member transfers all or a part of its Membership Interest in accordance with this Agreement, such Member's Capital Account attributable to the transferred Membership Interest shall carry over to the new owner of such Membership Interest pursuant to Regulations Section 1.704-1(b)(2)(iv)(l). If any property other than cash is distributed to a Member, the Capital Accounts of the Members shall be adjusted as if the property had instead been sold by the Company for a price equal to its fair market value and the proceeds distributed. Upon liquidation and winding-up of the Company, any unsold Company property shall be valued to determine the gain or loss which would result if such property were sold at its fair market value at the time of such liquidation. The Capital Accounts of the Members shall be adjusted to reflect how any such gain or loss would have been allocated under Article V if such property had been sold at the assigned values.

     (c) The Capital Accounts of the Members shall be increased or decreased in accordance with Regulations Section 1.704-1(b)(2)(iv)(f) to reflect a revaluation of the property of the Company on the Company's books as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital
                                                          ----------
contribution; (ii) the distribution by the Company to a Member of more than a de
                                                                              --
minimis amount of money or other property as consideration for an interest in
-------
the Company; and (iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g).

     (d) Except as provided herein, no Member shall be entitled to receive any interest or other earnings on its Capital Contributions.

     (e) Except upon the dissolution of the Company or as may be specifically provided in this Agreement, no Member shall have the right to demand or receive the return of all or any part of its Capital Account or its capital contributions to the Company.

     (f) The Percentage Interests of the Members at the Effective Time shall be ___% with respect to FAREISI Subsidiary 1, ___% with respect to FAREISI Subsidiary 2, ___% with respect to FAREISI Subsidiary 3, ___% with respect to FAREISI Subsidiary 4, ___% with respect to FAREISI Subsidiary 5, ___% with respect to FAREISI Subsidiary 6, FAREISI Subsidiary 7, ___% with respect to FAREISI Subsidiary 8, ___% with respect to FAREISI Subsidiary 9, ___% with respect to FAREISI Subsidiary 10, ___% with respect to DOCS, ___% with respect to SMS and 20% with respect to EXPERIAN. Immediately following any additional Capital Contributions, the Percentage Interests shall be adjusted by the Management Committee to reflect the new relative proportions of the Capital Accounts of the Members.

     2.023. Name of the Company. The name of the Company shall be "First
            -------------------
American Real Estate Solutions LLC." The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Management Committee deems appropriate or advisable. The Managers shall file any fictitious name certificates and similar filings, and any amendments thereto, that the Management Committee considers appropriate or advisable. Notwithstanding the foregoing, the Company shall not use the name "Experian" in the conduct of its business except as expressly permitted by the Trademark License Agreement or as otherwise agreed to in writing by EXPERIAN.

     2.024 Effectiveness; Term.  Notwithstanding any other provision of this
           -------------------
Agreement to the contrary, this Agreement shall be effective as between the Members at the Effective Time and shall continue in effect until November 30, 2027, unless extended or sooner terminated as hereinafter provided; provided
                                                                    --------
that at the Effective Time the term of this Agreement shall be deemed to have commenced on the filing of the Articles.

     2.025. Principal Office and Registered Agent. The Company shall
            -------------------------------------
continuously maintain an office and registered agent in the State of California. The principal office of the Company shall be located at 150 Second Avenue, Suite 1600, St. Petersburg, Florida 33701 or as the Management Committee may otherwise determine. The Company may also have such offices, anywhere within and without the State of California, as the Management Committee may determine from time to time, or the business of the Company may require. The registered agent shall be as stated in the Articles or as otherwise determined by the Management Committee.

     2.026. Addresses of the Members and the Managers.  The respective addresses
            -----------------------------------------
of the Members and the Managers are set forth on Exhibit A. A Member shall notify the Management Committee of any change in its address by delivering written notice thereof to the Management Committee.

     2.027. Purpose and Business of the Company. The purpose of the Company is
            -----------------------------------
to engage in any lawful activity for which a limited liability company may be organized under the Act.


                                  ARTICLE III
                                  THE MEMBERS

     3.001. Limited Liability. Except as expressly set forth in this Agreement
            -----------------
or required by law, no Member shall be personally liable for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise.

     3.002. Admission of Additional Members. Except for the admission of
            -------------------------------
substitute Members in accordance with Article VI, no additional Members shall be admitted to the Company.

     3.003. Termination of Membership Interest. Upon the transfer of a Member's
            ----------------------------------
Membership Interest in violation of Article VI or the occurrence of a Dissolution Event as to such Member which does not result in the dissolution of the Company under Article VIII, the Membership Interest of a Member shall be terminated by the Management Committee and thereafter that Member shall be entitled only to the amounts set forth in Section 8.03. Each Member acknowledges and agrees that such termination or purchase of a Membership Interest upon the occurrence of any of the foregoing events is not unreasonable under the circumstances existing as of the date hereof.

     3.004. Absence of Management Powers.  The Members shall have no power to
            ----------------------------
participate in the management of the Company except as expressly authorized by this Agreement or the Articles and except as expressly required by the Act. No Member, acting solely in the capacity of a Member, is an agent of the Company nor does any Member, unless expressly and duly authorized in writing to do so by the Management Committee, have any power or authority to bind or act on behalf of the Company in any way, to pledge its credit, to execute any instrument on its behalf or to render it liable for any purpose.

     3.005. Unanimous Consent of Members.  Notwithstanding Section 3.04 and
            ----------------------------
Article IV, the following matters shall require the unanimous vote, approval or consent of all Members who are not the subject of a Dissolution Event:

            (a) a decision to dissolve the Company or voluntarily terminate this Agreement or voluntarily commence a case concerning itself under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect;

             (b) a decision to continue the business of the Company after the occurrence of a Dissolution Event;

             (c) any amendment of the Articles, By-Laws or, in accordance with
     Section 10.02, this Agreement; and

             (d) a decision to compromise the obligation of a Member to make a Capital Contribution or return money or property paid or distributed in violation of the Act.


                                  ARTICLE IV
                     MANAGEMENT COMMITTEE; MAJOR DECISIONS

     4.001. Management By Management Committee.  The business, property and
            ----------------------------------
affairs of the Company shall be managed exclusively by the Management Committee. The Management Committee shall consist of ten managers (each, a "Manager"). Except for situations in which the approval of the Members is expressly required by the Articles, the Act or this Agreement, the Management Committee shall have full, complete and exclusive authority, power, and discretion to manage and control the business, property and affairs of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business, property and affairs. Without limiting the generality of the foregoing, but subject to
Section 2.04 and to the express limitations set forth elsewhere in this Agreement, the Management Committee shall have the power to exercise on behalf and in the name of the Company all of the powers described in Corporations Code
Section 17003.

     4.002. Management Committee Representation; Officers.
            ---------------------------------------------

     (a) So long as EXPERIAN shall own at least a 10% Membership Interest in the Company, the number of Managers of the Company shall be ten, and the FAFCO Members shall designate eight Managers (the "FAFCO Managers") and EXPERIAN shall designate two Managers of the Company (the "Experian Managers"). The FAFCO Members shall be entitled to remove or replace any FAFCO Manager in their sole discretion upon written notice to EXPERIAN and the Company. EXPERIAN shall be entitled to remove or replace any Experian Manager in its sole discretion upon written notice to FAFCO and the Company. Each Manager of the Company so designated shall hold office, subject to the applicable provisions of the Articles and By-Laws of the Company, until the next annual meeting of the Members and until their respective successors shall be duly elected or appointed and qualified. Each member of the Management Committee shall have one vote, and the vote of the majority of the members of the Management Committee participating in a meeting of the Management Committee (subject to the quorum requirements set forth in the By-Laws) shall constitute the act of the Management Committee, unless otherwise expressly set forth herein.

     (b) The Members acknowledge that the Managers are appointed to represent and serve the interests of the Members who appointed such Managers. The Members agree that no such Manager shall have any liability (including, without limitation, for any claim of breach of fiduciary duty) to the Company or to any Member as a result of taking any action as a Manager, or as an officer or director of a Member, which action the Manager reasonably believes to be in the best interests of the Member he or she represents.

     (c) At the Effective Time, each individual listed on Schedule 1 hereto shall become an officer of the Company holding the office(s) of the Company set forth opposite his or her name on Schedule 1 hereto and shall, subject to the applicable provisions of the Articles and By-Laws of the Company, hold such office(s) until his or her successor shall be duly elected or appointed and qualified. Without limiting the foregoing, John Long shall be elected the President and Chief Executive Officer of the Company until his successor shall be duly elected or appointed and qualified.

     4.003. Major Decisions. Except for the transactions described on Schedule 2
            ---------------
which are hereby approved, so long as EXPERIAN shall own at least a 10% Membership Interest in the Company, and subject to the provisions of Sections
4.04 and 4.05 below, the Company shall not take, or permit to occur, any action which would constitute a Major Decision without the prior written consent of the Experian Managers. Notwithstanding the preceding sentence, if the Company seeks the written consent of the Experian Managers to take, or permit to occur, any action which would constitute a Major Decision and the Experian Managers fail to respond to such consent request by the thirtieth (30th) day after such written consent is delivered to the Experian Managers via registered mail, return receipt requested, then the Company shall, without further action, be entitled to take, or permit to occur, any such action. Each of the following acts, events or occurrences shall constitute a "Major Decision":

     (a) any acquisition by the Company of any business of another Person, or of any property, securities, rights or other assets in one or a series of related transactions if (i) the consideration for such acquisition exceeds, in the aggregate, US $5,000,000 or (ii) the Company is required to make a cash down-payment in excess of $1,250,000 in connection with such acquisition (regardless of the aggregate consideration involved in such acquisition).

     (b) any sale, transfer or other disposition of assets of the Company, other than in the ordinary course of business, with a fair market value at the time of such sale, transfer or disposition exceeding, in the aggregate, US $5,000,000.

     (c) the adoption, filing or amendment of any designation of rights, preferences and privileges with respect to any equity security of the Company;

     (d) the issuance, redemption or repurchase by the Company of any Membership Interest or any other equity security of the Company to any Person;

     (e) other than borrowings made, or permitted to be made, under the Company's borrowing facilities listed on Schedule 3 hereto (together with any extensions or refinancings thereof which do not increase the aggregate principal amount of borrowings permitted to be made thereunder) and Voluntary Loans, the borrowing of any sums of money;

     (f) the creation of any liens or encumbrances on any of the Company's assets, other than the creation of liens and encumbrances (i) securing borrowings permitted under paragraph (e) above; (ii) liens for taxes not yet due, or liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (iii) liens in respect of property or assets of the Company imposed by law, which were incurred in the ordinary course of business, including without limitation, carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or (y) which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such lien; (iv) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; or (v) constituting purchase money security interests;

     (g) except as provided in paragraphs (a) and (b) of this Section 4.03, any loan or other use of the Company's assets with a fair market value in excess of $1,250,000 to, or the Company making an investment in, any Person not a Member or an Affiliate of a Member; provided, however, the Company may loan or permit the use of the Company's assets if the fair market value thereof does not singularly or in the aggregate exceed $1,250,000;

     (h) any change in the character of the business of the Company or the undertaking of any new ventures or transactions or the engaging in any type of business not incidental and directly related to the Company's present business;

     (i) the sale or other disposition of all or substantially all of the assets and property of the Company;

     (j) the merger or consolidation of the Company with or into any other limited liability company or any corporation or other entity;

     (k) except as contemplated by Sections 4.04 and 4.05, any transaction, whether or not evidenced by a written agreement, between the Company, on the one hand, and FAFCO or its Affiliates, on the other hand, involving estimated consideration in excess of $25,000 over any twelve-month period;

     (l) any determination by the Company to require that each of FAFCO and EXPERIAN provide a guaranty to a third party in accordance with the provisions of Section 5.09 of the JV Agreement; provided that if the Experian Managers fail to consent to a request for such guaranties, then the FAFCO Members and their Affiliates (including, without limitation, FAFCO) shall nevertheless have the right, but not the obligation, to provide any such guaranties upon such terms and conditions as they (or any of them) shall determine in their (or its) sole and absolute discretion; or

     (m) any sale or other transfer by the Company of RES Data to an entity in a market served by EXPERIAN.

     4.004. Acquisition Approval; Additional Capital.
            ----------------------------------------

     (a) Upon the approval of any acquisition described in clause (a) of
Section 4.03 in accordance with the provisions of Section 4.03, any action thereafter necessary or desirable in respect of such acquisition and any additional terms of such acquisition (including, without limitation, the source and the nature of the capital needed, if any), may be approved by the affirmative vote of a majority of the Managers (whether or not such majority includes the Experian Managers). Without limiting the generality of the foregoing, if, in connection with any such approved acquisition, the Management Committee shall determine that additional capital is required by the Company, the Management Committee may request that each of the Members contribute such additional capital in proportion to the Percentage Interests then held by each of them. Subject to clause (b) below, the Company shall accept from each of the FAFCO Members and EXPERIAN a contribution only in the full amount of its share of the additional capital requested. The contribution shall be in such form, cash or otherwise, as the Management Committee shall determine.

     (b) Upon receipt by EXPERIAN of any request from the Management Committee for an additional capital contribution pursuant to clause (a) above, EXPERIAN shall have the option to contribute or decline to contribute such additional capital by delivering a written notice to the Company and each of the FAFCO Members specifying its election not more than

30 days after its receipt of such request for additional capital (it being understood and agreed that if such written notice is not delivered within the 30 day period provided, EXPERIAN shall be deemed to have elected not to contribute such additional capital). In the event that EXPERIAN elects not to contribute its proportionate share of additional capital as requested (the "Requested Amount"), the FAFCO Members (or any of them) shall have the right, but not the obligation, to contribute to the Company for their (or its) own account as an additional capital contribution the Requested Amount. EXPERIAN shall not be considered in breach of this Agreement as a result of its election not to contribute the Requested Amount.

     (c) If any of the Members makes an additional contribution as provided in this Section 4.04, then each such Member shall receive a credit to its respective Capital Account in the amount of any additional capital which it has contributed to the Company. Immediately following such Capital Contributions, the Percentage Interests of the Members shall be adjusted by the Management Committee to reflect the new relative proportions of the Capital Accounts of the Members. Such adjustment shall be made by: first, adjusting the Capital Accounts of all of the Members to reflect the fair market value of the Company's assets and shall include any unrealized income, gain, loss or deduction in Company assets immediately prior to the additional Capital Contributions; second, determining relative proportions of the Capital Accounts, taking into account the new Capital Contributions; and third, adjusting the Percentage Interests to reflect the relative portions of the Capital Accounts as so adjusted.

     (d) In the event that the Experian Managers fail to consent pursuant to
Section 4.03 hereof to any acquisition described in clause (a) of such Section
4.03 that is proposed by the FAFCO Members or the FAFCO Managers, the FAFCO Members and their Affiliates (including, without limitation, FAFCO) shall be free to pursue such proposed acquisition and neither the Company nor EXPERIAN nor its Affiliates shall have any right, claim or interest in or to any revenues resulting therefrom. In the event that the FAFCO Managers fail to consent pursuant to Section 4.03 hereof to any acquisition described in clause (a) of such Section 4.03 that is proposed by EXPERIAN or the Experian Managers, EXPERIAN and its Affiliates shall be free to pursue such proposed acquisition and neither the Company nor the FAFCO Members shall have any right, claim or interest in or to any revenues resulting therefrom. In the event that the Company fails to diligently pursue any acquisition described in clause (a) of
Section 4.03 that is approved by the Management Committee in accordance with the terms of such Section 4.03, then the party that proposed such acquisition to the Company shall be free to pursue such acquisition (so long as the Company's failure to diligently pursue such acquisition is not attributable to such party's actions) and neither the Company nor any other Member nor any of such Member's Affiliates shall have any right, claim or interest in or to any revenues resulting therefrom.

     4.005. Voluntary Loans.
            ---------------

     (a) If, at any time or times hereafter, the Management Committee shall determine that additional financing is required by the Company to conduct its business and operations according to its ordinary and usual course of business or in connection with any acquisition described in clause (a) of Section 4.03 and approved in accordance with the provisions of Section 4.03, the Management Committee may request that each of the FAFCO Members and

EXPERIAN make one or more loans on a voluntary basis to the Company ("Voluntary Loans"). The timing, terms and conditions of each such Voluntary Loan shall be subject to the approval of each of the parties hereto; provided that in no event
                                                       --------
shall any Voluntary Loan bear interest in excess of the Prime Rate.

     (b) Notwithstanding any other provision of this Agreement, for the three year period from and after the Effective Time until the third anniversary thereof, the FAFCO Members (or any of them) may at any time and from time to time, without the consent of EXPERIAN or the Experian Managers, borrow money from or lend money to the Company. Such borrowings and loans shall bear interest at the Prime Rate and shall be disregarded for purposes of the declaration and payment of distributions by the Management Committee of the Company pursuant to Section 5.05. In the event that borrowings by any FAFCO Member from the Company exceed loans made by such FAFCO Member to the Company (in each case taking into account accrued but unpaid interest) at the time any distribution is declared, the amount of the distribution to such FAFCO Member shall be reduced by the amount of such excess.


                                  ARTICLE V.
            ALLOCATIONS OF NET PROFITS AND NET LOSSES; DISTRIBUTIONS

     5.001. Allocations of Net Profit and Net Loss.
            --------------------------------------

     (a) Net Loss.  Net Loss shall be allocated to the Members in proportion to
         --------
their Percentage Interests.

     Notwithstanding the previous sentence, losses allocated to a Member shall not exceed the maximum amount of losses that can be allocated without causing a Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event that any Member would have an Adjusted Capital Account Deficit as a consequence of an allocation of losses in proportion to Percentage Interests, the amount of losses that would be allocated to such Member but for such allocation shall be allocated to the other Members to the extent that such allocations would not cause such other Members to have an Adjusted Capital Account Deficit and allocated among such other Members in proportion to their Percentage Interests. Any allocation of items of loss pursuant to this Section 5.01(a) shall be taken into account in computing subsequent allocations pursuant to this Article V, and prior to any allocation of items in such Section so that the net amount of any items allocated to each Member pursuant to this Article V shall, to the maximum extent practicable, be equal to the net amount that would have been allocated to each Member pursuant to this Article V if no reallocation of losses had occurred under this Section 5.01(a).

     (b) Net Profit.  Net Profit shall be allocated to the Members in
         ----------
proportion to their Percentage Interests.

     5.002. Special Allocations.  Notwithstanding Section 5.01, the following
            -------------------
special allocations shall be made in the following order:

     (a)   Minimum Gain Chargeback.  If there is a net decrease in Company
           -----------------------
Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent fiscal years) in an amount equal to the portion of such Member's share of the net decrease in Company Minimum Gain that is allocable to the disposition of Company property subject to a Nonrecourse Liability, which share of such net decrease shall be determined in accordance with Regulations Section 1.704-2(g)(2). Allocations pursuant to this Section 5.02(a) shall be made in proportion to the respective amounts required to be allocated to each Member under this Section 5.02(a). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This
Section 5.02(a) is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith. To the extent permitted by such Regulations and for purposes of this Section 5.02(a) only, each Member's net decrease in Company Minimum Gain shall be determined prior to any other allocations pursuant to this
Article V with respect to such Fiscal Year and without regard to any net decrease in Company Minimum Gain during such Fiscal Year.

     (b)   Chargeback of Minimum Gain Attributable to Member Nonrecourse Debt.
           ------------------------------------------------------------------
If there is a net decrease in Member Minimum Gain attributable to Member Nonrecourse Debt, during any Fiscal Year, each member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt (which share shall be determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent Fiscal Years) in an amount equal to that portion of such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt that is allocable to the disposition of Company property subject to such Member Nonrecourse Debt (which share of such net decrease shall be determined in accordance with Regulations
Section 1.704-2(i)(5)). Allocations pursuant to this Section 5.02(b) shall be made in proportion to the amounts required to be allocated to each Member under this Section 5.02(b). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii). This
Section 5.02(b) is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith. Solely for purposes of this Section 5.02(b), each Member's net decrease in Member Minimum Gain shall be determined prior to any other allocations pursuant to this Article V with respect to such Fiscal Year, other than allocations pursuant to Section 5.02(a).

     (c)   Qualified Income Offset.  If a Member unexpectedly receives any
           -----------------------
adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specifically allocated to such Member in an amount and manner sufficient to eliminate such excess deficit balance as quickly as possible. Any specific allocations of items of income and gain pursuant to this Section 5.02(c) shall be taken into account in computing subsequent allocations of income and gain pursuant to this Article V so that the net amount of any item so allocated and the income, gain, and losses allocated to each Member pursuant to this Article V to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Section 5.02(c) if such unexpected adjustments, allocations, or distributions had not occurred, provided that an allocation pursuant to this Section 5.02(c) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.02(c) were not in this Agreement.
The foregoing provision is intended to comply with Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in a manner consistent with such Regulations.

     (d)   Gross Income Allocation. In the event that any Member has an Adjusted
           -----------------------
Capital Account Deficit at the end of any Fiscal Year, then each such Member shall be specially allocated items of income in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.02(d) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article V have been tentatively made as if this
Section 5.02(d) were not in this Agreement.

     (e)   Nonrecourse Deductions.  Any nonrecourse deductions (as defined in
           ----------------------
Regulations Section 1.704-2(b)(1)) for any Fiscal Year or other period shall be specially allocated to the Members in proportion to their then respective Percentage Interests.

     (f)   Member Nonrecourse Deductions.  Those items of Company loss,
           -----------------------------
deduction, or Code Section 705(a)(2)(B) expenditures which are attributable to Member Nonrecourse Debt for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such items are attributable in accordance with Regulations Section 1.704-2(i).

     (g)   Section 754 Adjustments.  To the extent an adjustment to the adjusted
           -----------------------
tax basis of any Company asset is required to be taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), the amount of such adjustment to the Capital Account shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Regulations Section.

     (h)   Subsequent Allocations.  Any special allocation of items of income or
           ----------------------
gain pursuant to Section 5.02(a), (b), (c) or (d) shall be taken into account in computing subsequent allocations pursuant to this Article V, so that the net amount of any items allocated to each Member shall, to the extent practicable, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Article V if such special allocations under this Section 5.02 had not occurred.

     5.03. Code Section 704(c) Allocations.  Notwithstanding any other provision
           -------------------------------
in this Article V, in accordance with Code Section 704(c) and the Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value on the date of contribution. Allocations pursuant to this Section 5.03 are solely for purposes of federal, state and local taxes. As such, they shall not affect or in any way be taken into account in computing a Member's Capital Account or share of profits, losses, or other items of distributions pursuant to any provision of this Agreement.

     5.04. Allocations of Net Profits and Losses and Distributions in Respect of
           ---------------------------------------------------------------------
a Transferred Interest.  If any Membership Interest is transferred, or is
----------------------
increased or decreased by reason of the admission of a new Member or otherwise, during any Fiscal Year of the Company, Net Profit or Net Loss for such Fiscal Year shall be assigned pro rata to each day in the particular period of such Fiscal Year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each such item so assigned to any such day shall be allocated to the Member based upon its respective Membership Interest at the close of such day.

     5.05. Distributions by the Company.
           ----------------------------

     (a) Subject to applicable law and any limitations contained elsewhere in this Agreement (including, without limitation, Section 4.05(b)), the Management Committee (i) shall, at the time of any payment by the Members in respect of their income tax obligations attributable to their respective Membership Interests, distribute to the Members, based upon their then respective Percentage Interests, 40% (which percentage the Management Committee may from time to time hereafter, upon the unanimous vote of the Managers, adjust to reflect material changes in tax rates) of the Net Profits and (ii) may, in its sole discretion, elect from time to time to otherwise distribute Distributable Cash to the Members; provided that, except as contemplated by clause (i), (x)
                     --------
the Management Committee shall not make any distribution unless the Company's obligation to EXPERIAN under the $3MM Note shall have been satisfied in full and
(y) subject to satisfaction of the condition set forth in preceding subclause
(x), (1) for the three year period from and after the Effective Time until the third anniversary thereof, the Management Committee shall not make any distribution unless (A) the Company's obligation to FAFCO under the $25MM Note shall have been satisfied in full and (B) the Company shall have, both before and after giving effect to such distribution, operating cash balances of not less than $35,000,000 (as such amount may from time to time hereafter be adjusted in good faith by the Management Committee to reflect the average monthly expenses of the Company) and (2) for the four year period from and after the third anniversary of the Effective Time until the seventh anniversary of the Effective Time, the Management Committee shall distribute for each year of such period an amount equal to not less than one-half of the difference of (A) the Net Profits for the applicable year minus (B) any distribution made pursuant to
                                    -----
clause (i) above for such year.

     (b) All distributions hereunder shall be made in the following order of priority:

           (i) To the Members in proportion to their unreturned Capital Contributions until each Member has received cumulative distributions from the Effective Date through the date of such distribution equal to its Capital Contributions; and

           (ii)  To the Members in proportion to their Percentage Interests.

All such distributions shall be made only to the Persons who, according to the books and records of the Company, are the holders of record of the Membership Interests in respect of which such distributions are made on the actual date of distribution.

     5.06. Form of Distribution.  A Member, regardless of the nature of the
           --------------------
Member's Capital Contribution, has no right to demand and receive any distribution from the Company in any form other than money. Except as provided in Article VIII, no Member may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members.

     5.07. Restriction on Distributions.
           ----------------------------

     (a) Except for distributions to the Members in accordance with Section 5.05(a)(i), no distribution shall be made if, after giving effect to the distribution:

           (i) The Company would not be able to pay its debts as they become due in the usual course of business; or

           (ii) The Company's total assets would be less than the sum of its total liabilities plus, unless this Agreement provides otherwise, the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights of other Members, if any, upon dissolution that are superior to the rights of the Member receiving the distribution.

     (b) The Management Committee may base a determination that a distribution is not prohibited on any of the following:

           (i)   Financial statements prepared in accordance with GAAP;

           (ii)  A fair valuation; or

           (iii) Any other method that is reasonable in the circumstances.

     5.08. Return of Distributions.  Members who receive distributions made in
           -----------------------
violation of the Act or this Agreement shall return such distributions to the Company. Except for those distributions made in violation of the Act or this Agreement, no Member shall be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company. The amount of any distribution returned to the Company by a Member or paid by a Member for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member.

                                  ARTICLE VI
                   MEMBERSHIP INTEREST TRANSFER RESTRICTIONS

     6.01. Transfer Restrictions.  EXCEPT FOR TRANSFERS REQUIRED OR PERMITTED
           ---------------------
PURSUANT TO ARTICLE VI OF THE JV AGREEMENT OR THIS ARTICLE VI, EACH MEMBER AGREES THAT IT WILL NOT IN ANY WAY, DIRECTLY OR INDIRECTLY, TRANSFER ITS MEMBERSHIP INTEREST (WHETHER NOW OWNED OR HEREAFTER ACQUIRED), OR ANY RIGHT OR INTEREST THEREIN, WHETHER VOLUNTARILY OR BY OPERATION OF LAW.

     6.02. Further Restrictions on Transfer of Interests.  In addition to other
           ---------------------------------------------
restrictions found in this Agreement, no Member shall Transfer all or any part of its Membership Interest: without compliance with all federal and state securities laws, and if the Membership Interest to be transferred, when added to the total of all other Membership Interests transferred in the preceding twelve (12) consecutive months prior thereto, would cause the tax termination of the Company under Code Section 708(b)(1)(B).

     6.03. Void Transfer.  Any purported transfer of any Member's Membership
           -------------
Interest in violation of Sections 6.01 and 6.02 shall be void and the Company shall not give effect to any such purported transfer or recognize any such purported transferee. In the event of any such purported transfer, the Company shall continue to recognize as a Member only those persons whose names appear in the records of the Company.

     6.04. Permitted Transfers.
           -------------------

     (a) Notwithstanding anything to the contrary contained in this Article VI, any Member may effect a Transfer upon the terms and conditions of this
Section 6.04 set forth below (each a "Permitted Transfer" and each transferee thereof, a "Permitted Transferee").

     (b) The Membership Interest of any Member may be transferred to any other Member, subject to compliance with Section 6.02, and without the prior written consent of the other Members or the Management Committee.

     (c) If any Member desires to sell all or any part of its Membership Interest (other than pursuant to Section 6.04(b)) and (i) is not otherwise prohibited from doing so under this Section 6.04 and (ii) identifies a proposed Transferee that is willing to purchase all or part of such Membership Interest for cash (a "Proposed Transferee"), such Member shall first offer to sell the Offered Interest to the other Members (the "Offer") by giving the other Members written notice thereof (an "Offer Notice") specifying (A) the identity of the Proposed Transferee, (B) the Membership Interest offered (the "Offered Interest"), (C) the price at which the Proposed Transferee is willing to purchase the Offered Interest (the "Offering Price") and (D) any other terms of the Offer (the "Offer Terms"). Following its receipt of an Offer Notice, each Member shall have a ten (10) day period during which it may elect to accept the Offer and acquire all or a portion of the Offered Interest at the Offering Price and upon the Offer Terms. The failure of any Member to deliver a written election notice within the applicable period shall constitute an election on the part of that Member not to purchase any of the Offered Interest. Each Member so electing to acquire shall be entitled to purchase a portion of the Offered Interest in the same proportion that the Percentage Interest of such Member bears to the aggregate of the Percentage Interests of all of the Members electing to so purchase the Offered Interest. In the event any Member elects to purchase none or less than all of its pro rata share of the Offered Interest, then each other Member can elect to purchase any such remaining portion of the Offered Interest in the same proportion that the Percentage Interest of such Member bears to the aggregate of the Percentage Interests of all of the Members electing to so purchase the remaining portion of the Offered Interest.

     (d) In the event the other Members elect not to purchase or obtain all of the Offered Interest (an "Offer Rejection"), the transferring Member shall be free, subject to compliance with the tag-along provisions of Section 6.04(e) below, if applicable, to sell the Offered Interest to the Permitted Transferee at the Offering Price and upon the Offer Terms. If such sale is not consummated at the Offering Price and upon the Offer Terms within sixty (60) days from the date of the Offer Rejection, then the provisions of Section 6.04(c) shall once again apply.

     (e) In the event that any FAFCO Member proposes to effect a Permitted Transfer of all or any part of its Membership Interest pursuant to Section 6.04(d) above, such transferring FAFCO Member shall promptly give written notice (such notice, a "Transfer Notice") thereof to EXPERIAN setting forth the name of, and the portion of its Membership Interest to be purchased by, the Permitted Transferee, the purchase price of the Membership Interest to be sold, any other significant terms of such sale and the date such proposed sale will be consummated. EXPERIAN shall have the right, exercisable upon irrevocable written notice to the transferring FAFCO Member within ten (10) days after receipt of a Transfer Notice, to participate in such sale on the same terms and conditions as set forth in the Transfer Notice and to sell all or any portion of its Membership Interest. EXPERIAN shall effect its participation in the sale by delivering on the date scheduled for such sale to the transferring FAFCO Member for delivery to the Permitted Transferee one or more certificates, if any, representing the Membership Interest which EXPERIAN desires to sell in accordance with this Section 6.04(e) and/or any other duly executed instruments of transfer necessary to effect the transfer of its Membership Interest. Such certificate or certificates and/or instruments of transfer delivered by EXPERIAN to the transferring FAFCO Member shall be delivered on such date to such Permitted Transferee in consummation of the sale of EXPERIAN's Membership Interest pursuant to the terms and conditions specified in the Transfer Notice, and the transferring FAFCO Member shall concurrently therewith remit to EXPERIAN that portion of the sale proceeds or other consideration to which EXPERIAN is entitled by reason of its participation in such sale. A transferring FAFCO Member's sale of all or any portion of its Membership Interest shall be effected on the terms and conditions set forth in the applicable Transfer Notice. In no event shall a transferring FAFCO Member receive special consideration in such sale. The exercise or non-exercise of the rights of EXPERIAN hereunder to participate in one or more sales of a Membership Interest made by a FAFCO Member shall not adversely affect its right to participate in subsequent sales of any Membership Interest subject to this Section 6.04.

     6.05. Third-Party Offers.  Notwithstanding anything to the contrary
           ------------------
contained in this Article VI, in the event that an offer is made by an unrelated third-party to purchase the entire Company (a "Third-Party Offer") and such Third-Party Offer is acceptable to the FAFCO Members, then the FAFCO Members shall first offer to sell 100% of their Membership Interests to EXPERIAN by giving EXPERIAN written notice thereof specifying the terms of the Third-Party Offer upon which the FAFCO Members are willing to sell their Membership Interests (the "Third-Party Terms"). Following its receipt of such notice pursuant to this Section 6.05, EXPERIAN shall have a thirty (30) day period during which it may elect to acquire all of the Membership Interests of the FAFCO Members upon the Third-Party Terms. In the event that EXPERIAN rejects the offer of the FAFCO Members hereunder or fails to deliver a written notice accepting such offer within the applicable period, (a) the FAFCO Members shall be free to sell their Membership Interests to such third-party purchaser upon the Third-Party Terms and (b) EXPERIAN shall be obligated to sell its Membership Interest to such third-party purchaser upon the Third-Party Terms and otherwise upon terms no less favorable than those given by the third-party purchaser to the FAFCO Members (pro rata based upon the relative size of the Membership
                   --- ----
Interest of EXPERIAN vis-a-vis the aggregate Membership Interests of the FAFCO Members).


                                  ARTICLE VII
                            BUSINESS OPPORTUNITIES

     7.01. Business Opportunities.
           ----------------------

     (a) If the Company becomes aware of any Company Development Opportunity, the Management Committee will give due consideration to the desirability of pursuing such Company Development Opportunity. Except as provided in Section 7.01(c), if the Company does not promptly pursue such Company Development Opportunity, each of the Members and their respective Affiliates shall be free to pursue such Company Development Opportunity and the Company shall not have any right, claim or interest in or to any revenues or assets resulting therefrom.

     (b) Should any Member or any of its Affiliates discover, develop or be offered a Company Development Opportunity, such Person will first offer such Company Development Opportunity to the Company. Except as provided in Section 7.01(c), if the Management Committee does not promptly pursue such Company Development Opportunity, then the Person discovering, developing or being offered such Company Development Opportunity and its Affiliates shall be free to pursue such Company Development Opportunity and neither the Company nor any other Member shall have any right, claim or interest in or to any revenues or assets resulting therefrom.

     (c) Notwithstanding anything in Sections 7.01(a) and 7.01(b) to the contrary, no FAFCO Member nor any of its Affiliates shall be free to pursue any Company Development Opportunity offered to but not promptly pursued by the Company if (i) such Company Development Opportunity was offered to the Company by a FAFCO Member or any of its

Affiliates and (ii) the Experian Managers voted to pursue such Company Development Opportunity. Notwithstanding anything in Sections 7.01(a) and 7.01(b) to the contrary, neither EXPERIAN nor any of its Affiliates shall be free to pursue any Company Development Opportunity offered to but not promptly pursued by the Company if (i) such Company Development Opportunity was offered to the Company by EXPERIAN or any of its Affiliates and (ii) the FAFCO Managers voted to pursue such Company Development Opportunity.

     (d) Notwithstanding anything in Sections 7.01(a), 7.01(b) or 7.01(c) to the contrary, to the extent any provision of this Agreement regarding Company Development Opportunities conflicts with the Data Services Agreement referenced in Section 7.01(d) of the JV Agreement, the provisions of the Data Services Agreement shall control.

                                  ARTICLE VII
                      CONSEQUENCES OF DISSOLUTION EVENTS;
                      TERMINATION OF MEMBERSHIP INTEREST

     8.01. Dissolution Event.  Upon the occurrence of a Dissolution Event, the
           -----------------
Company shall dissolve unless the remaining Members ("Remaining Members") holding a majority of the Percentage Interests which all Remaining Members hold, consent within ninety (90) days of the Dissolution Event to the continuation of the business of the Company. If the requisite majority of the Remaining Members consents to the continuation of the business of the Company, the Company and/or the Remaining Members shall have the right to purchase, and if such right is exercised, the Member whose actions or conduct resulted in the Dissolution Event ("Former Member") or such Former Member's legal representative shall sell, the Former Member's Membership Interest ("Former Member's Interest") as provided in this Article VIII.

     8.02. Withdrawal.  Notwithstanding Section 8.01, upon the termination of a
           ----------
Member's Membership Interest in accordance with Section 3.03, such Member shall be treated as a Former Member, and, unless the Company is to dissolve, the Company and/or the Remaining Members shall have the right to purchase, and if such right is exercised, the Former Member shall sell, the Former Member's Interest as provided in this Article VIII.

     8.03. Purchase Price.  The purchase price for the Former Member's Interest
           --------------
shall be calculated using the formula for determining the Put Price (as defined in the JV Agreement), provided that such purchase price shall not be subject to
                      --------
the limitations contained in Sections 6.01(c) and 7.01(c) of the JV Agreement, and shall be paid in cash.

     8.04. Notice of Intent to Purchase.  Within thirty (30) days after the
           ----------------------------
Management Committee has notified the Remaining Members as to the purchase price of the Former Member's Interest determined in accordance with Section 8.03, each Remaining Member shall notify the Management Committee in writing of its desire to purchase all or a portion of the Former Member's Interest. The failure of any Remaining Member to submit a notice within the applicable period shall constitute an election on the part of such Member not to purchase any of the Former Member's Interest. Each Remaining Member so electing to purchase shall be entitled to purchase a portion of the Former Member's Interest in the same proportion that the Percentage Interest of the Remaining Member bears to the aggregate of the Percentage Interests of all of the Remaining Members electing to purchase the Former Member's Interest.

     8.05. Purchase Pro Rata. If any Remaining Member elects to purchase none or
           -----------------
less than all of its pro rata share of the Former Member's Interest, then each other Remaining Member may elect to purchase any such remaining portion of the Former Member's Interest in the same proportion that the Percentage Interest of such Remaining Member bears to the aggregate of the Percentage Interests of all of the Remaining Members electing to so purchase the remaining portion of the Former Member's Interest. If the Remaining Members fail to purchase the entire Membership Interest of the Former Member, the Company shall purchase any remaining share of the Former Member's Interest.

     8.06. Winding Up the Company.  If, upon the occurrence of a Dissolution
           ----------------------
Event, the requisite majority of the Remaining Members fails to consent to the continuation of the business of the Company, the Management Committee shall promptly notify the Members of such dissolution and shall wind up the affairs of the Company and liquidate the Company assets. Such winding up and liquidation shall be accomplished as soon as practicable giving due regard to the prudent liquidation of the Company's assets in such a manner as to preserve the value of the Company's assets to the extent that the Management Committee deems practicable. Distributions made with respect to the liquidation of the Company shall be made to the Members no later than ninety days following completion of the liquidation. The proceeds of such liquidation shall be paid in the following order:

           (a) First, in payment of the debts and liabilities of the Company and the expenses of liquidation;

           (b) Then, to the establishment of such reserves as may be deemed reasonably necessary by the Management Committee for any contingent or unforeseen liabilities or obligations of the Company; and

           (c) Then, after making all allocations required by Section 5.01, to Members, in proportion to the positive balance in the Members' respective Capital Accounts after satisfaction of each Member's obligation to the Company.

     8.07. Final Statement.  Each of the Members shall be furnished with a
           ---------------
statement which shall set forth the assets and liabilities of the Company (as of the date of complete liquidation) and an accounting of the manner in which the assets of the Company were distributed.

                                  ARTICLE IX
               BOOKS AND RECORDS; TAX RETURNS; ACCESS BY MEMBERS

     9.01. Company Books and Records.  Proper and complete records and books of
           -------------------------
account of the Company business shall be kept by the Company under the supervision of the Management Committee and shall be audited by certified public accountants selected by the Management Committee. The financial books of the Company shall be maintained in accordance with GAAP.

     9.02. Tax Returns.
           -----------

     (a)   Preparation; Filing.  At the expense of the Company, the Tax Matters
           -------------------
Member shall prepare or cause to be prepared all federal and state Company tax returns required to be file. Except as otherwise expressly provided in this Agreement, all positions and elections reflected on all Company tax returns shall be taken, and all Company tax returns shall be filed, only after consultation with the Members. For federal income tax purposes only, the Members agree that their relationship under this Agreement shall constitute a partnership within the meaning of Section 761(a) of the Code. Tax allocations shall be made in accordance with Article V hereof. The Members agree to take all action, including the amendment of this Agreement and the execution of other documents as may be required to qualify for such tax treatment. Each Member shall bear the sole expense and cost of preparing its separate tax return. Each Member shall agree to file its separate federal income tax returns in a manner consistent with the provisions of this Agreement and in accordance with applicable federal income tax law. The Members shall provide each other with copies of all correspondence or summaries of other communications with the Internal Revenue Service or U.S. Treasury regarding any aspect of items of Company income, gain, loss or deduction and no Member shall enter into settlement negotiations with the Internal Revenue Service or U.S. Treasury with respect to the federal income tax treatment of any Company item of income, gain, loss or deduction without first giving reasonable written advance notice of such intended action to the other Member.

     (b)   Tax Matters Member.  FAREISI is hereby designated as the "tax matters
           ------------------
partner", as that term is defined in Section 6231(a)(7) of the Code (the "Tax Matters Member"). The Tax Matters Member shall furnish promptly to the Internal Revenue Service a written statement, in accordance with Temporary Treasury Regulations (S) 301.6223(c)-IT (or any successor thereto) in order to cause the Internal Revenue Service to mail to each Member all notices described in Section 6223(a) of the Code or any corresponding provision of any successor federal internal revenue law (and comparable provisions of state and local income tax laws).

     (c)   Duties of the Tax Matters Member.  The Tax Matters Member shall
           --------------------------------
cooperate with the other Members and shall promptly provide the other Members with copies of notices or other materials from, and inform the other Member of discussions engaged in with, any federal, state, local or international taxing authority and shall provide the other Members with notice of all scheduled administrative proceedings, including meetings with agents of any federal, state, local or international taxing authority, technical advice conferences and appellate hearings, as soon as possible after receiving notice of the scheduling of such proceedings. The Tax Matters Member will schedule such proceedings only after consulting the other Members with a view to accommodating the reasonable convenience of both the Tax Matters Member and the other Members. The Tax Matters Member shall not take any action of any nature whatsoever including, without limitation, agreeing to extend the period of limitations for assessments, filing a petition or complaint in any court, filing a request for an administrative adjustment of Company items after any return has been filed, or entering into any settlement agreement with the Internal Revenue Service, the U.S. Treasury or any other federal, state, local or international taxing authority with respect to Company items of income, gain, loss or deduction, in any such case without first consulting each other Member. The Tax Matters Member may request extensions to file any tax return or statement without consulting with, but shall so inform, the Management Committee. The provisions of this Agreement regarding the Company's tax returns shall survive the termination of the Company and the transfer of any Member's Membership Interest and shall remain in effect for the period of time necessary to resolve any and all matters regarding the federal, state, local and international income taxation of the Company and items of Company income, gain, loss and deduction.

     9.03.  Inspection, Audit and Copies of Records.  Each Member shall have the
            ---------------------------------------
right to inspect, make a separate audit and make copies of the books and records of the Company. The Member exercising such right shall bear all expenses incurred in the exercise of these rights.

     9.04.  Access.  Each Member shall have access at reasonable times and upon
            ------
reasonable notice, without undue disruption of the business and operations of the Company, to such properties, employees, agents, representatives and information of the Company as it deems reasonably necessary in connection with the ownership of its Membership Interest.

                                   ARTICLE X
                                 MISCELLANEOUS

     10.01. Specific Performance.  Due to the fact that the parties hereto will
            --------------------
be irreparably damaged in the event that this Agreement is not specifically enforced, in the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any of the parties hereto, the other parties shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

     10.02. Amendments and Modifications.  The provisions of this Agreement may
            ----------------------------
be waived, altered, amended, modified, or repealed, in whole or in part, only on the written consent of all parties to this Agreement. Any oral representations or modifications concerning this instrument shall be of no force or effect unless contained in a subsequent written modification signed by all parties to this Agreement.

     10.03. Notices.  All notices, requests, demands, waivers and other
            -------
communications required or permitted to be given under this Agreement shall be in writing and shall be addressed as follows:

            If to the Company:

            First American Real Estate Solutions LLC
            150 Second Avenue, Suite 1600
            St. Petersburg, Florida 33701
            Attn: Mr. John Long
            Telephone: (800) 449-8732
            Telecopy:  (813) 895-3619

            If to the FAFCO Members:

            c/o The First American Financial Corporation
            114 East Fifth Street (P.O. Box 267)
            Santa Ana, California  92702
            Attn:  Mr. Parker Kennedy
            Telephone: (714) 558-3211
            Telecopy:  (714) 647-2242

            With a copy to:

            White & Case
            633 West Fifth Street, 19th Floor
            Los Angeles, CA 90071
            Attn:  Neil W. Rust
            Telephone: (213) 620-7700
            Telecopy: (213) 687-0758

            If to EXPERIAN:

            Experian Information Solutions, Inc.
            505 City Parkway West
            Orange, California  92868
            Attn:  General Counsel
            Telephone: (714) 385-8296
            Telecopy:  (714) 938-2513

or to such other Person or address as any party shall specify by notice in writing to each of the other parties hereto. Except for a notice of a change of address, which shall be effective only upon receipt thereof, all such notices, requests, demands, waivers and communications properly addressed shall be effective: (i) if sent by U.S. mail, three Business Days after deposit in the U.S. mail, postage prepaid; (ii) if sent by FedEx or other overnight delivery service, two Business Days after delivery to such service; (iii) if sent by personal courier, upon receipt; and (iv) if sent by facsimile, upon receipt.

     10.04. Attorneys' Fees.  Should any litigation be commenced between the
            ---------------
parties hereto concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorneys' fees in such litigation.

     10.05. Further Assurances.  Each of the parties hereto does hereby covenant
            ------------------
and agree on behalf of itself and its successors and assigns, without further consideration, to execute and deliver such other instruments, documents and statements, and to take such other action, as may be required by law or as are necessary effectively to carry out the purposes of this Agreement.

     10.06. Counterparts.  This Agreement may be executed in several
            ------------
counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     10.07. Governing Law.  This Agreement, including its existence, validity,
            -------------
construction and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the internal laws of the State of California.

     10.08. Successors.  Subject to the restrictions against Transfer as herein
            ----------
contained, the provisions of this Agreement shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each of the parties hereto. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     10.09. Severability. If any term, provision, covenant, or condition of this
            ------------
Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

     10.10. Entire Agreement.  This Agreement, including all Schedules attached
            ----------------
hereto and any agreements referred to herein (including, without limitation, the JV Agreement), constitutes the entire agreement of the parties pertaining to the subject matter hereof, and fully supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter hereof.

     10.11. Confidentiality. Subject to the requirements of applicable law, each
            ---------------
party shall maintain in confidence all information received from the Company and, except as may otherwise be expressly permitted by a separate written agreement, shall use such information only for the benefit of the Company, and shall not disclose any such information to any third party or make any unauthorized use thereof. Each party shall treat all such information with the same degree of care against disclosure or unauthorized use which it affords to its own confidential information. The obligation of confidentiality and non-use shall not apply to any information which (a) is or becomes generally available to the public through no fault of the receiving party, (b) is independently developed by the receiving party or (c) is received in good faith from a third party who is lawfully in possession of such information and has the lawful right to disclose or use it.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

                                         FIRST AMERICAN REAL ESTATE INFORMATION
                                         SERVICES, INC.


                                         By /s/ John Long
                                            ------------------------------------
                                            Name:  John Long
                                            Title:


                                         FIRST AMERICAN APPRAISAL SERVICES,
                                         INC.


                                         By /s/ Anand Nallathambi
                                            ------------------------------------
                                            Name:  Anand Nallathambi
                                            Title:


                                         FIRST AMERICAN APPRAISAL CONSULTING
                                         SERVICES, INC.


                                         By /s/ Anand Nallathambi
                                            ------------------------------------
                                            Name:  Anand Nallathambi
                                            Title:


                                         FIRST AMERICAN CREDCO, INC.


                                         By /s/ Donald A. Robert
                                            ------------------------------------
                                            Name:  Donald A. Robert
                                            Title: President


                                         FIRST AMERICAN FIELD SERVICES, INC.


                                         By /s/ Shari Nott
                                            ------------------------------------
                                            Name:  Shari Nott
                                            Title: Vice President

                                         FIRST AMERICAN FLOOD DATA
                                         SERVICES, INC.


                                         By /s/ Robert Douglas
                                            ------------------------------------
                                            Name:  Robert Douglas
                                            Title: Senior Vice President


                                         FIRST AMERICAN PROPERTY SERVICES,
                                         INC.


                                         By /s/ John Long
                                            ------------------------------------
                                            Name:  John Long
                                            Title:


                                         FIRST AMERICAN REAL ESTATE TAX
                                         SERVICE, INC.


                                         By /s/ David C. Yavorsky
                                            ------------------------------------
                                            Name:  David C. Yavorsky
                                            Title: President


                                         PASCO ENTERPRISES, INC.


                                         By /s/ John Long
                                            ------------------------------------
                                            Name:  John Long
                                            Title:


                                         PRIME CREDIT REPORTS, INC.


                                         By /s/ Donald A. Robert
                                            ------------------------------------
                                            Name:  Donald A. Robert
                                            Title: Senior Vice President

                                         PROPERTY FINANCIAL SERVICES OF NEW
                                         ENGLAND, INC.


                                         By /s/ Anand Nallathambi
                                            ------------------------------------
                                            Name:  Anand Nallathambi
                                            Title:


                                         DOCS ACQUISITION CORP.


                                         By /s/ John Long
                                            ------------------------------------
                                            Name:  John Long
                                            Title:


                                         STRATEGIC MORTGAGE SERVICES,
                                         INC. (TEXAS)


                                         By /s/ Mark B. Rogers
                                            ------------------------------------
                                            Name:  Mark B. Rogers
                                            Title: President


                                         EXPERIAN INFORMATION SOLUTIONS, INC.


                                          By /s/ D. V. Skilling
                                             -----------------------------------
                                             Name:  D. Van Skilling
                                             Title:

                                                                   Schedule 1 to
                                                             Operating Agreement
                                                             -------------------


                                  Officers of
                   First American Real Estate Solutions LLC


         John W. Long      --    President and Chief Executive Officer

         John Lamson       --    Chief Financial Officer and Treasurer

         Parker Kennedy    --    Senior Vice President

         Craig J. Zinda    --    Secretary

                                                                   Schedule 2 to
                                                             Operating Agreement
                                                             -------------------

                             Approved Transactions


     1. Experian is in the process of selling the real property located at 1700/1800 N.W. 66th Avenue, Plantation, Florida.

     2. Experian has amended an Agreement with COMPS Infosystems, Inc. to provide for the sale of its C&I Data Extract Business in Florida and Georgia.

                                                                   Schedule 3 to
                                                             Operating Agreement
                                                             -------------------

                         Existing Borrowing Facilities

     1. Intercompany indebtedness in the amount of $33,500,000 owing by FAREISI to its sister company, First American Title Insurance Company ("FATICO"), resulting in an accounts payable balance in the aforesaid amount owing to FATICO.